Exhibit 4.3

REGISTRATION RIGHTS AGREEMENT

Dated as of April 14, 2015

Among

RHP HOTEL PROPERTIES, LP,

RHP FINANCE CORPORATION,

RYMAN HOSPITALITY PROPERTIES, INC.

(f/k/a Gaylord Entertainment Company),

Certain Direct and/or Indirect Subsidiaries of Ryman Hospitality Properties, Inc.,

as Guarantors

and

DEUTSCHE BANK SECURITIES INC.,

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

J.P. MORGAN SECURITIES LLC

WELLS FARGO SECURITIES, LLC

U.S. BANCORP INVESTMENTS, INC.

CREDIT AGRICOLE SECURITIES (USA) LLC

as Representatives of the Initial Purchasers

5.00% Senior Notes due 2023

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is dated as of April 14, 2015, by and among RHP Hotel Properties, LP, a Delaware Limited Partnership (“RHP”), RHP Finance Corporation, a Delaware Corporation (“FINCO” and collectively with RHP, the “Company”) Ryman Hospitality Properties, Inc., a Delaware corporation (the “Parent”), the Guarantors (as defined below) and Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, U.S. Bancorp Investments, Inc. and Credit Agricole Securities (USA) Inc., as representatives (the “Representatives”) of the several initial purchasers (the “Initial Purchasers”) named on Schedule 1 to the Purchase Agreement (as defined below).

This Agreement is entered into in connection with the Purchase Agreement, dated as of April 9, 2015 (the “Purchase Agreement”), among the Company, the Parent, the Guarantors and the Representatives, which provides for, among other things, the sale by the Company to the Initial Purchasers of $400,000,000 aggregate principal amount of the Company’s 5.00% Senior Notes due 2023 (the “Notes”). The Notes are issued under an indenture, dated as the date hereof (as amended or supplemented from time to time, the “Indenture”), among the Company, the Guarantors and the Trustee (as defined below). Pursuant to the Purchase Agreement and the Indenture, each Guarantor is required to unconditionally guarantee on a senior unsecured basis the Company’s obligations under the Notes and the Indenture in accordance with the terms set forth therein. In order to induce the Representatives to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement for the benefit of the Initial Purchasers and, except as otherwise set forth herein, any subsequent Holder (as defined below) or Holders of the Notes. The execution and delivery of this Agreement is a condition to the Initial Purchasers’ obligation to purchase the Notes under the Purchase Agreement.

The parties hereby agree as follows:

1. Definitions

As used in this Agreement, the following terms shall have the following meanings:

“Additional Interest” has the meaning specified in Section 4(a) hereof.

“Advice” has the meaning specified in the last paragraph of Section 5 hereof.

“Agreement” has the meaning specified in the first introductory paragraph hereto.

“Applicable Period” has the meaning specified in Section 2(b) hereof.

“Business Day” has the meaning ascribed to such term in Rule 14d-1 under the Exchange Act.

“Company” has the meaning specified in the first introductory paragraph hereto.

“Effectiveness Date” means, with respect to any Shelf Registration Statement, the 90th day after the Filing Date with respect thereto; provided, however, that if the Effectiveness Date would otherwise fall on a day that is not a Business Day, then the Effectiveness Date shall be the next succeeding Business Day.

“Effectiveness Period” has the meaning specified in Section 3(a) hereof.

“Event Date” has the meaning specified in Section 4(b) hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Offer” has the meaning specified in Section 2(a) hereof.

“Exchange Offer Registration Statement” has the meaning specified in Section 2(a) hereof.

“Exchange Notes” has the meaning specified in Section 2(a) hereof.

“Filing Date” means the 90th day after the delivery of a Shelf Notice as required pursuant to Section 2(c) hereof; provided, however, that if the Filing Date would otherwise fall on a day that is not a Business Day, then the Filing Date shall be the next succeeding Business Day.

“FINRA” means Financial Services Regulatory Authority, Inc.

“Guarantees” means the unconditional guarantees of the Notes, the Exchange Notes and the Private Exchange Notes on a senior unsecured basis by the Guarantors pursuant to the Indenture or any indenture (if different) governing the Exchange Notes and Private Exchange Notes, as applicable. Unless the context otherwise requires, any reference herein to a “Note”, an “Exchange Note” or a “Private Exchange Note” shall be deemed to include a reference to the related Guarantees.

“Guarantors” means the Parent and each of the guarantors listed on the signature pages to this Agreement and any additional guarantor that executes a Guarantee after the date of this Agreement, in each case unless and until such Guarantor’s Guarantee is terminated or otherwise released in accordance with the Indenture or any indenture (if different) governing the Exchange Notes and the Private Exchange Notes, as applicable.

“Holder” means any beneficial holder of Registrable Notes.

“Indenture” has the meaning specified in the second introductory paragraph hereto.

“Information” has the meaning specified in Section 5(n) hereof.

“Initial Purchasers” has the meaning specified in the first introductory paragraph hereto.

“Initial Shelf Registration” has the meaning specified in Section 3(a) hereof.

“Inspectors” has the meaning specified in Section 5(n) hereof.

“Issue Date” means April 14, 2015, the date of original issuance of the Notes.

“Notes” has the meaning specified in the second introductory paragraph hereto.

“Participant” has the meaning specified in Section 7(a) hereof.

“Participating Broker-Dealer” has the meaning specified in Section 2(b) hereof.

“Person” means an individual, trustee, corporation, partnership, limited liability company, joint stock company, trust, unincorporated association, union, business association, firm or other legal entity.

“Private Exchange” has the meaning specified in Section 2(b) hereof.

“Private Exchange Notes” has the meaning specified in Section 2(b) hereof.

“Prospectus” means the prospectus included in any Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rules 430A or 430C under the Securities Act), as amended or supplemented by any prospectus supplement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Purchase Agreement” has the meaning specified in the second introductory paragraph hereto.

“Records” has the meaning specified in Section 5(n) hereof.

“Registrable Notes” means each Note upon its original issuance and at all times subsequent thereto, each Exchange Note as to which Section 2(c)(iv) hereof is applicable upon original issuance and at all times subsequent thereto and each Private Exchange Note upon original issuance thereof and at all times subsequent thereto, and, in each case, the related Guarantees, until, in each case, the earliest to occur of (i) a Registration Statement (other than, with respect to any Exchange Notes as to which Section 2(c)(iv) hereof is applicable, the Exchange Offer Registration Statement) covering such Note, Exchange Note or Private

Exchange Note has been declared effective by the SEC and such Note, Exchange Note or Private Exchange Note, as the case may be, has been disposed of in accordance with such effective Registration Statement, (ii) such Note has been exchanged pursuant to the Exchange Offer for an Exchange Note or Exchange Notes that may be resold without restriction under state and federal securities laws (other than due solely to the status of such Holder as an affiliate of the Company within the meaning of the Securities Act), (iii) such Note, Exchange Note or Private Exchange Note, as the case may be, ceases to be outstanding for purposes of the Indenture or any indenture (if different) governing the Exchange Notes and Private Exchange Notes, as applicable, or (iv) the later of (x) the date which is one year after the date the Notes were originally issued and (y) the date upon which such Note, Exchange Note or Private Exchange Note has been resold in compliance with Rule 144, provided that such Note, Exchange Note or Private Exchange Note, as the case may be, does not bear any restrictive legend relating to the Securities Act and does not bear a restricted CUSIP number.

“Registration Statement” means any registration statement of the Company that covers any of the Notes, the Exchange Notes or the Private Exchange Notes filed with the SEC under the Securities Act, including, in each case, the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Representatives” has the meaning specified in the first introductory paragraph hereto.

“Rule 144” means Rule 144 under the Securities Act.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 405” means Rule 405 under the Securities Act.

“Rule 415” means Rule 415 under the Securities Act.

“Rule 424” mean Rule 424 under the Securities Act.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Shelf Notice” has the meaning specified in Section 2(c) hereof.

“Shelf Registration” means the Initial Shelf Registration and any Subsequent Shelf Registration.

“Shelf Registration Statement” means any Registration Statement relating to a Shelf Registration.

“Subsequent Shelf Registration” has the meaning specified in Section 3(b) hereof.

“TIA” means the Trust Indenture Act of 1939, as amended.

“Trustee” means the trustee under the Indenture and the trustee under any indenture (if different) governing the Exchange Notes and Private Exchange Notes.

“Underwritten Offering” or “Underwritten Registration” means a registration in which securities of the Company are sold to an underwriter for reoffering to the public.

Except as otherwise specifically provided, all references in this Agreement to acts, laws, statutes, rules, regulations, releases, forms, no-action letters and other regulatory requirements (collectively, “Regulatory Requirements”) shall be deemed to refer also to any amendments thereto and all subsequent Regulatory Requirements adopted as a replacement thereto having substantially the same effect therewith; provided that Rule 144 shall not be deemed to amend or replace Rule 144A.

2. Exchange Offer

(a) Unless the Exchange Offer would violate applicable law or any applicable interpretation of the staff of the SEC, the Company shall use its commercially reasonable efforts to file with the SEC a Registration Statement (the “Exchange Offer Registration Statement”) on an appropriate registration form with respect to a registered offer (the “Exchange Offer”) to exchange any and all of the Registrable Notes for a like aggregate principal amount of debt securities of the Company (the “Exchange Notes”), unconditionally guaranteed on a senior unsecured basis by the Guarantors in accordance with the terms of the Guarantees, that are identical in all material respects to the Notes, as applicable, except that (i) the Exchange Notes shall contain no restrictive legend thereon, (ii) interest thereon shall accrue from the last date on which interest was paid on such Notes or, if no such interest has been paid, from the Issue Date and (iii) which are entitled to the benefits of the Indenture or a trust indenture which is identical in all material respects to the Indenture (other than such changes to the Indenture or any such identical trust indenture as are necessary to comply with the TIA) and which, in either case, has been qualified under the TIA. The Exchange Offer shall comply with all applicable tender offer rules and regulations under the Exchange Act and other applicable laws. The Company shall use its commercially reasonable efforts to (x) prepare and file with the SEC the Exchange Offer Registration Statement with respect to the Exchange Offer, (y) keep the Exchange Offer open for at least 20 Business Days (or longer if required by applicable law) after the date that notice of the Exchange Offer is mailed to Holders and (z) consummate the Exchange Offer on or prior to the 270th day following the Issue Date.

Each Holder (including, without limitation, each Participating Broker-Dealer) that participates in the Exchange Offer, as a condition to participation in the Exchange Offer, will be required to represent to the Company in writing (which may be contained in the applicable letter of transmittal) that: (i) any Exchange Notes acquired in exchange for Registrable Notes tendered are being acquired in the ordinary course of business of the Person receiving such Exchange Notes, whether or not such recipient is such Holder itself; (ii) at the time of the commencement or consummation of the Exchange Offer neither such Holder nor, to the actual knowledge of such Holder, any other Person receiving Exchange Notes from such Holder has an arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act; (iii) neither the Holder nor, to the actual knowledge of such Holder, any other Person receiving Exchange Notes from such Holder is an “affiliate” (as defined in Rule 405) of the Company; (iv) if such Holder is not a broker-dealer, neither such Holder nor, to the actual knowledge of such Holder, any other Person receiving Exchange Notes from such Holder is engaging in or intends to engage in a distribution of the Exchange Notes; and (v) if such Holder is a Participating Broker-Dealer, such Holder has acquired the Registrable Notes for its own account in exchange for Notes that were acquired as a result of market-making activities or other trading activities, such Holder will comply with the applicable provisions of the Securities Act (including, but not limited to, the prospectus delivery requirements thereunder).

Upon consummation of the Exchange Offer in accordance with this Section 2, the provisions of this Agreement shall continue to apply, mutatis mutandis, solely with respect to Registrable Notes that are Private Exchange Notes, Exchange Notes as to which Section 2(c)(iv) hereof is applicable and Exchange Notes held by Participating Broker-Dealers, and the Company shall have no further obligation to register Registrable Notes (other than Private Exchange Notes and Exchange Notes as to which Section 2(c)(iv) hereof applies) pursuant to Section 3 hereof.

No securities other than the Exchange Notes and the Notes (and, in each case, the related Guarantees) shall be included in the Exchange Offer Registration Statement.

(b) The Company shall include within the Prospectus contained in the Exchange Offer Registration Statement a section entitled “Plan of Distribution”, which shall contain a summary statement of the positions taken or policies made by the staff of the SEC with respect to the potential “underwriter” status of any broker-dealer that is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of Exchange Notes received by such broker-dealer in the Exchange Offer (a “Participating Broker-Dealer”), whether such positions or policies have been publicly disseminated by the staff of the SEC or such positions or policies represent the prevailing views of the staff of the SEC. Such “Plan of Distribution” section shall also expressly permit, to the extent permitted by applicable policies and regulations of the SEC, the use of the Prospectus by all Participating Broker-Dealers, and include a statement describing the means by which Participating Broker-Dealers may resell the Exchange Notes in compliance with the Securities Act.

The Company shall use its commercially reasonable efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the Prospectus contained therein in order to permit such Prospectus to be lawfully delivered by all Persons subject to the prospectus delivery requirements of the Securities Act for such period of time as is necessary to comply with applicable law in connection with any resale of the Exchange Notes; provided, however, that such period shall not be required to exceed 90 days or such longer period if extended pursuant to the last paragraph of Section 5 hereof (the “Applicable Period”).

If, prior to consummation of the Exchange Offer, the Initial Purchasers hold any Notes acquired by them that have the status of an unsold allotment in the initial distribution, the Company, upon the request of the Initial Purchasers, shall simultaneously with the delivery of the Exchange Notes issue and deliver to the Initial Purchasers, in exchange (such exchange, the “Private Exchange”) for such Notes held by any such Holder, a like principal amount of notes (the “Private Exchange Notes”) of the Company, unconditionally guaranteed by the Guarantors on a senior unsecured basis in accordance with the terms of the Guarantees, that are identical in all material respects to the Exchange Notes except for the placement of a restrictive legend on such Private Exchange Notes. The Private Exchange Notes shall be issued pursuant to the same indenture as the Exchange Notes and bear the same CUSIP number as the Exchange Notes if permitted by the CUSIP Service Bureau.

In connection with the Exchange Offer, the Company shall:

(1) mail, or cause to be mailed, to each Holder of record entitled to participate in the Exchange Offer a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

(2) use its commercially reasonable efforts to keep the Exchange Offer open for not less than 20 Business Days from the date that notice of the Exchange Offer is mailed to Holders (or longer if required by applicable law);

(3) utilize the services of a depositary for the Exchange Offer with an address in the Borough of Manhattan, the City of New York, which may be the Trustee or an affiliate thereof;

(4) permit Holders to withdraw tendered Notes at any time prior to the close of business, New York time, on the last Business Day on which the Exchange Offer remains open; and

(5) otherwise comply in all material respects with all laws, rules and regulations applicable to the Exchange Offer.

As soon as practicable after the close of the Exchange Offer and any Private Exchange, the Company shall:

(1) accept for exchange all Registrable Notes validly tendered and not validly withdrawn pursuant to the Exchange Offer and any Private Exchange;

(2) deliver to the Trustee for cancellation all Registrable Notes so accepted for exchange; and

(3) cause the Trustee to authenticate and deliver promptly to each Holder of Notes, Exchange Notes or Private Exchange Notes, as the case may be, equal in principal amount to the Notes of such Holder so accepted for exchange; provided that, in the case of any Notes held in global form by a depositary, authentication and delivery to such depositary of one or more replacement Notes in global form in an equivalent principal amount thereto for the account of such Holders in accordance with the Indenture shall satisfy such authentication and delivery requirement.

The Exchange Offer and the Private Exchange shall not be subject to any conditions, other than that: (i) the Exchange Offer or Private Exchange, as the case may be, does not violate applicable law or any applicable interpretation of the staff of the SEC; (ii) no action or proceeding shall have been instituted or threatened in any court or by any governmental agency which might materially impair the ability of the Company to proceed with the Exchange Offer or the Private Exchange, and no material adverse development shall have occurred in any existing action or proceeding with respect to the Company; (iii) all governmental approvals shall have been obtained, which approvals the Company deems necessary for the consummation of the Exchange Offer or Private Exchange; and (iv) the Holders shall have satisfied customary conditions relating to the delivery of the Notes and/or Private Exchange Notes and the execution and delivery of customary documentation relating to the Exchange Offer or Private Exchange, as applicable, including in the case of the Exchange Offer the representations made in Section 2(a) hereof.

The Exchange Notes and the Private Exchange Notes shall be issued under (i) the Indenture or (ii) an indenture identical in all material respects to the Indenture and which, in either case, has been qualified under the TIA or is exempt from such qualification and shall provide that the Exchange Notes shall not be subject to the transfer restrictions set forth in the Indenture. The Indenture or such indenture shall provide that the Exchange Notes, the Private Exchange Notes and the Notes shall vote and consent together on all matters as one class and that none of the Exchange Notes, the Private Exchange Notes or the Notes will have the right to vote or consent as a separate class on any matter.

(c) If, (i) because of any change in law or in currently prevailing interpretations of the staff of the SEC, the Company is not permitted to effect the Exchange Offer, (ii) the Exchange Offer is not consummated within 270 days of the Issue Date, (iii) any Holder of Private Exchange Notes so requests in writing to the Company at any time within 30 days after the consummation of the Exchange Offer or (iv) in the case of any Holder that participates in the Exchange Offer, such Holder does not receive Exchange Notes on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such Holder as an affiliate of the Company within the meaning of the Securities Act) and so notifies the Company within 30 days after such Holder first becomes aware of such restrictions, in the case of each of clauses (i) through (iv) of this sentence, then the Company shall promptly deliver to the Trustee (to deliver to the Holders) written notice thereof (the “Shelf Notice”) and shall file a Shelf Registration pursuant to Section 3 hereof.

3. Shelf Registration

If at any time a Shelf Notice is delivered as contemplated by Section 2(c) hereof, then:

(a) Shelf Registration. The Company shall promptly file with the SEC a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Notes (the “Initial Shelf Registration”). The Company shall use its commercially reasonable efforts to file with the SEC the Initial Shelf Registration on or prior to the Filing Date. The Initial Shelf Registration shall be on Form S-1 or another appropriate form permitting registration of such Registrable Notes for resale by Holders in the manner or manners designated by them (including, without limitation, one or more Underwritten Offerings). The Company shall not permit any securities other than the Registrable Notes and the Notes (and, in each case, the related Guarantees) to be included in the Initial Shelf Registration or any Subsequent Shelf Registration.

The Company shall use its commercially reasonable efforts to cause the Shelf Registration to be declared effective under the Securities Act on or prior to the Effectiveness Date and to keep the Initial Shelf Registration continuously effective under the Securities Act until the earliest of (i) the date that is one year following the effective date of the Initial Shelf Registration, (ii) such shorter period ending when all Registrable Notes covered by the Initial Shelf Registration have been sold in the manner set forth and as contemplated in the Initial Shelf Registration or, if applicable, a Subsequent Shelf Registration or (iii) the date upon which all Registrable Notes have been sold (the “Effectiveness Period”); provided, however, that the Effectiveness Period in respect of the Initial Shelf Registration shall be extended to the extent required to permit dealers to comply with the applicable prospectus delivery requirements of Rule 174 under the Securities Act and as otherwise provided herein. Notwithstanding anything to the contrary in this Agreement, at any time, the Company may delay the filing of any Initial Shelf Registration Statement or delay or suspend the effectiveness thereof, for a reasonable period of time, but not in excess of 60 consecutive days or more than 90 days in the aggregate during any 12-month period (a “Shelf Suspension Period”), if the Board of Directors of Parent determines reasonably and in good faith that the filing of any such Initial Shelf Registration Statement or the continuing effectiveness thereof would require the disclosure of non–public material information that, in the reasonable judgment of the Board of Directors of Parent would be detrimental to Parent and its subsidiaries if so disclosed or would otherwise materially adversely affect a financing, acquisition, disposition, merger or other material transaction or such action is required by applicable law.

(b) Withdrawal of Stop Orders; Subsequent Shelf Registrations. If the Initial Shelf Registration or any Subsequent Shelf Registration ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the Registrable Notes registered thereunder), the Company shall use its commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall file an additional Shelf Registration Statement pursuant to Rule 415 covering all of the Registrable Notes covered by and not sold under the Initial Shelf Registration or an earlier Subsequent Shelf Registration (each, a “Subsequent Shelf Registration”). If a Subsequent Shelf Registration is filed, the Company shall use its commercially reasonable efforts to cause the Subsequent Shelf Registration to be declared effective under the Securities Act as soon as practicable after such filing and to keep such subsequent Shelf Registration continuously effective for a period equal to the number of days in the Effectiveness Period less the aggregate number of days during which the Initial Shelf Registration or any Subsequent Shelf Registration was previously continuously effective.

(c) Supplements and Amendments. The Company shall promptly supplement and amend the Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration, if required by the Securities Act, or if reasonably requested by the Holders of a majority in aggregate principal amount of the Registrable Notes (or their counsel) covered by such Registration Statement with respect to the information included therein with respect to one or more of such Holders, or, if reasonably requested by any underwriter of such Registrable Notes, with respect to the information included therein with respect to such underwriter.

4. Additional Interest

(a) The Company and the Initial Purchasers agree that the Holders will suffer damages if the Company fails to fulfill its obligations under Section 2 or 3 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Company agrees to pay as liquidated damages, additional interest on the Notes (“Additional Interest”) if (A) the Company has neither (i) exchanged Exchange Notes for all Notes validly tendered in accordance with the terms of the Exchange Offer nor (ii) had a Shelf Registration Statement declared effective, in either case on or prior to the 270th day after the Issue Date, (B) notwithstanding clause (A), the Company is required to file a Shelf Registration Statement and such Shelf Registration Statement is not declared effective on or prior to the 270th day after the date of the delivery of the Shelf Notice, or (C), if applicable, a Shelf Registration has been declared effective and such Shelf Registration ceases to be effective at any time during the Effectiveness Period (other than because of the sale of all of the Notes registered thereunder) (each, a “Registration Default”), then Additional Interest shall accrue on the principal amount of the Notes at a rate of 0.25% per annum (which rate will be increased by an additional 0.25% per annum for each subsequent 90 day period that such Additional Interest continues to accrue, provided that the rate at which such Additional Interest accrues may in no event exceed 1.00% per annum) (such Additional Interest to be calculated by the Company) commencing on the

(x) 271th day after the Issue Date, in the case of (A) above, (y) the 271th day after the date of the delivery of the Shelf Notice in the case of (B) above or (z) the day such Shelf Registration ceases to be effective in the case of (C) above; provided, however, that upon the exchange of the Exchange Notes for all Notes tendered (in the case of clause (A) of this Section 4), upon the effectiveness of the applicable Shelf Registration Statement (in the case of (B) of this Section 4), or upon the effectiveness of the applicable Shelf Registration Statement which had ceased to remain effective (in the case of (C) of this Section 4), Additional Interest on the Notes in respect of which such events relate as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue. Notwithstanding any other provisions of this Section 4, no Additional Interest shall accrue on the Notes following the second anniversary of the Issue Date. Notwithstanding any other provisions of this Section 4, the Company shall not be obligated to pay Additional Interest provided in Section 4(a)(B) hereof during a Shelf Suspension Period permitted by Section 3(a) hereof. The obligation of the Company to pay Additional Interest as set forth in this Section 4 shall be the sole and exclusive monetary remedy of the Holders and Participating Broker-Dealers for any Registration Default, it being understood that Holders and Participating Broker-Dealers may pursue remedies in equity. Notwithstanding the foregoing, the foregoing does not limit the rights set forth in Sections 6 and 7 hereof. Notwithstanding anything to the contrary herein, (i) the amount of Additional Interest payable shall not increase because more than one Registration Default has occurred and is continuing and (ii) a Holder or Participating Broker-Dealer that is not entitled to the benefits of the Shelf Registration shall not be entitled to Additional Interest with respect to any Registration Default that pertains to the Shelf Registration.

(b) The Company shall promptly notify the Trustee within five Business Days after each and every date on which a Registration Default occurs in respect of which Additional Interest is required to be paid (an “Event Date”). Any amounts of Additional Interest due pursuant to (a) this Section 4 will be payable in cash semiannually on each April 15 and October 15 (to the Holders of record on April 1 and October 1 immediately preceding such dates), in each case commencing with the first such date occurring after any such Additional Interest commences to accrue. The amount of Additional Interest will be determined by the Company by multiplying the applicable Additional Interest rate by the principal amount of the Registrable Notes, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360 day year comprised of twelve 30 day months and, in the case of a partial month, the actual number of days elapsed), and the denominator of which is 360.

5. Registration Procedures

In connection with the filing of any Registration Statement pursuant to Section 2 or 3 hereof, the Company shall use commercially reasonable efforts to effect such registrations to permit the sale of the securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto and in connection with any Registration Statement filed by the Company hereunder the Company shall:

(a) Use its commercially reasonable efforts to prepare and file with the SEC (prior to the applicable Filing Date in the case of a Shelf Registration), a Registration Statement or Registration Statements as prescribed by Section 2 or 3 hereof, and use its commercially reasonable efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided, however, that if (1) such filing is pursuant to Section 3 hereof or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period relating thereto from whom the Company has received prior written notice that it will be a Participating Broker-Dealer in the Exchange Offer, before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Company shall furnish to and afford counsel for the Holders of the Registrable Notes covered by such Registration Statement (with respect to a Registration Statement filed pursuant to Section 3 hereof) or counsel for such Participating Broker-Dealer (with respect to any such Registration Statement), as the case may be, and counsel to the managing underwriters, if any, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed (in each case at least three Business Days prior to such filing). The Company shall not file any Registration Statement or Prospectus or any amendments or supplements thereto if the Holders of a majority in aggregate principal amount of the Registrable Notes covered by such Registration Statement, their counsel, or the managing underwriters, if any, shall reasonably object.

(b) Prepare and file with the SEC such amendments and post-effective amendments to each Shelf Registration Statement or Exchange Offer Registration Statement, as the case may be, as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period, the Applicable Period or until consummation of the Exchange Offer, as the case may be; cause the related Prospectus to be supplemented by any Prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424; and comply with the provisions of the Securities Act and the Exchange Act applicable to it with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented and with respect to the subsequent resale of any securities being sold by a Participating Broker-Dealer covered by any such Prospectus in all material respects. The Company shall be deemed not to have used its commercially reasonable efforts to keep a Registration Statement effective if it voluntarily takes any action that is reasonably expected to result in selling Holders of the Registrable Notes covered thereby or Participating Broker-Dealers seeking to sell Exchange Notes not being able to sell such Registrable Notes or such Exchange Notes during that period, unless such action is required by applicable law or permitted by this Agreement.

(c) If (1) a Shelf Registration is filed pursuant to Section 3 hereof or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to

Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period relating thereto from whom the Company has received written notice that it will be a Participating Broker-Dealer in the Exchange Offer, notify the selling Holders of Registrable Notes (with respect to a Registration Statement filed pursuant to Section 3 hereof), or each such Participating Broker-Dealer (with respect to any such Registration Statement), as the case may be, their counsel and the managing underwriters, if any, promptly (but in any event within three Business Days), and confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective under the Securities Act (including in such notice a written statement that any Holder may, upon request, obtain, at the sole expense of the Company, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules, but excluding documents incorporated or deemed to be incorporated by reference and exhibits unless specifically requested by such Holder), (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose, (iii) if at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Registrable Notes or resales of Exchange Notes by Participating Broker-Dealers the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated by Section 5(m) hereof cease to be true and correct, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Notes or the Exchange Notes to be sold by any Participating Broker-Dealer for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (v) of the happening of any event, the existence of any condition or any information becoming known that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in or amendments or supplements to such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (vi) of the Company’s determination that a post-effective amendment to a Registration Statement would be appropriate.

(d) Use its commercially reasonable efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Notes or the Exchange Notes to be sold by any Participating Broker-Dealer, for sale in any jurisdiction.

(e) If a Shelf Registration is filed pursuant to Section 3 and if requested during the Effectiveness Period by the managing underwriter or underwriters (if any) or the Holders of a majority in aggregate principal amount of the Registrable Notes being sold in connection with an Underwritten Offering, (i) as promptly as practicable incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters (if any), such Holders or counsel for either of them reasonably request to be included therein, and (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment.

(f) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, furnish to each selling Holder of Registrable Notes (with respect to a Registration Statement filed pursuant to Section 3 hereof) and to each such Participating Broker-Dealer who so requests (with respect to any such Registration Statement) and to their respective counsel and each managing underwriter, if any, upon request and at the sole expense of the Company, one conformed copy of the Registration Statement or Registration Statements and each post-effective amendment thereto, including financial statements and schedules, and, if requested, all documents incorporated or deemed to be incorporated therein by reference and all exhibits.

(g) If (1) a Shelf Registration is filed pursuant to Section 3 hereof or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, deliver to each selling Holder of Registrable Notes (with respect to a Registration Statement filed pursuant to Section 3 hereof), or each such Participating Broker-Dealer (with respect to any such Registration Statement), as the case may be, their respective counsel, and the underwriters, if any, at the sole expense of the Company, as many copies of the Prospectus or Prospectuses (including each form of preliminary prospectus) and each amendment or supplement thereto and any documents incorporated by reference therein as such Persons may reasonably request; and, subject to the last paragraph of this Section 5, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders of Registrable Notes or each such Participating Broker-Dealer, as the case may be, and the underwriters or agents, if any, and dealers, if any, in connection with the offering and sale of the Registrable Notes covered by, or the sale by Participating Broker-Dealers of the Exchange Notes pursuant to, such Prospectus and any amendment or supplement thereto.

(h) Prior to any public offering of Registrable Notes or any delivery of a Prospectus contained in the Exchange Offer Registration Statement by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, use its commercially reasonable efforts to register or qualify, and to cooperate with the selling Holders of Registrable Notes or each such Participating Broker-Dealer, as the case may be, the managing underwriter or underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder, Participating Broker-Dealer, or the managing underwriter or underwriters reasonably request in writing; provided, however, that where Exchange Notes held by Participating Broker-Dealers or Registrable Notes are offered other than through an Underwritten Offering, the Company agrees to cause its counsel to perform Blue Sky investigations and file registrations and qualifications required to be filed pursuant to this Section 5(h), keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Exchange Notes held by Participating Broker-Dealers or the Registrable Notes covered by the applicable Registration Statement; provided, however, that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (C) subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

(i) If a Shelf Registration is filed pursuant to Section 3 hereof, cooperate with the selling Holders of Registrable Notes and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Notes to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company; and enable such Registrable Notes to be in such denominations (subject to applicable requirements contained in the Indenture) and registered in such names as the managing underwriter or underwriters, if any, or Holders may request.

(j) Use its commercially reasonable efforts to cause the Registrable Notes covered by the Registration Statement to be registered with or approved by such other U.S. governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Notes, except as may be required solely as a consequence of the nature of such selling Holder’s business, in which case the Company will cooperate in all respects with the filing of such Registration Statement and the granting of such approvals.

(k) If (1) a Shelf Registration is filed pursuant to Section 3 hereof or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, upon the occurrence of any event contemplated by Section 5(c)(v) or (vi) hereof, as promptly as practicable prepare and (subject to Section 5(a) hereof) file with the SEC, at the sole expense of the Company, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Notes being sold thereunder (with respect to a Registration Statement filed pursuant to Section 3 hereof) or to the purchasers of the Exchange Notes to whom such Prospectus will be delivered by a Participating Broker-Dealer (with respect to any such Registration Statement), any such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(l) Prior to the effective date of the first Registration Statement relating to the Registrable Notes, (i) provide the Trustee with certificates for the Registrable Notes in a form eligible for deposit with The Depository Trust Company and (ii) provide a CUSIP number for the Registrable Notes.

(m) In connection with any Underwritten Offering of Registrable Notes pursuant to a Shelf Registration, enter into an underwriting agreement as is customary in Underwritten Offerings of debt securities similar to the Notes (including, without limitation, a customary condition to the obligations of the underwriters that the underwriters shall have received “cold comfort” letters and updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of the Company, or of any business acquired by the Company, for which financial statements and financial data are, or are required to be, included or incorporated by reference in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with Underwritten Offerings of debt securities similar to the Notes), and take all such other actions as are reasonably requested by the managing underwriter or underwriters in order to expedite or facilitate the registration or the disposition of such Registrable Notes and, in such connection, (i) make such representations and warranties to, and covenants with, the underwriters with respect to the business of the Company (including any acquired business, properties or entity, if applicable), and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by the issuers to underwriters in Underwritten Offerings of debt securities similar to the Notes, and confirm the same in writing if and when requested and (ii) obtain the written opinions of counsel to the Company, and written updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters, addressed to the underwriters covering the matters customarily covered in opinions reasonably requested in Underwritten Offerings; and (iii) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable to the sellers and underwriters, if any, than those set forth in Section 7 hereof (or such other provisions and procedures reasonably acceptable to Holders of a majority in aggregate principal amount of Registrable Notes covered by such Registration Statement and the managing underwriter or underwriters or agents, if any). The foregoing shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder.

(n) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, make available for inspection by any Initial Purchaser, any selling Holder of such Registrable Notes being sold (with respect to a Registration Statement filed pursuant to Section 3 hereof), or each such Participating Broker-Dealer, as the case may be, any underwriter participating in any such disposition of Registrable Notes, if any, and any attorney, accountant or other agent retained by any such selling Holder or each such Participating Broker-Dealer (with respect to any such Registration Statement), as the case may be, or underwriter (any such Initial Purchasers, Holders, Participating Broker-Dealers, underwriters, attorneys, accountants or agents, collectively, the “Inspectors”), upon written request, at the offices where normally kept, during reasonable business hours, all pertinent financial and other records, pertinent corporate documents and instruments of the Company and subsidiaries of the Company (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Company and any of its subsidiaries to supply all information (“Information”) reasonably requested by any such Inspector in connection with such due diligence responsibilities. Each Inspector shall agree in writing that it will keep the Records and Information confidential, to use the Information only for due diligence purposes, to abstain from using the Information as the basis for any market transactions in securities of the Company and that they will not disclose any of the Records or Information that the Company determine, in good faith, to be confidential and notifies the Inspectors in writing are confidential unless (i) the disclosure of such Records or Information is necessary to avoid or correct a material misstatement or omission in such Registration Statement or Prospectus, (ii) the release of such Records or Information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or pursuant to applicable regulatory requirements, (iii) disclosure of such Records or Information is necessary or advisable, in the opinion of counsel for any Inspector, in connection with any action, claim, suit or proceeding, directly or indirectly, involving or potentially involving such Inspector and arising out of, based upon, relating to, or involving this Agreement or the Purchase Agreement, or any transactions contemplated hereby or thereby or arising hereunder or thereunder, or (iv) the information in such Records or Information has been made generally available to the public other than by an Inspector or an “affiliate” (as defined in Rule 405) thereof; provided, however, that the foregoing gathering of Records and Information by the Inspectors shall, to the greatest extent possible, be coordinated on behalf of Holders and any other parties entitled thereto (including any Participating Broker-Dealers) by one counsel designated by them; and provided, further, that prior written notice shall be provided as soon as reasonably practicable to the Company of the potential disclosure of any information by such Inspector pursuant to clauses (i) or (ii) of this Section 5(n) to permit the Company to obtain a protective order (or to waive the provisions of this Section 5(n)) and that such Inspector shall take such actions as are reasonably necessary to protect the confidentiality of such information (if practicable) to the extent such action is otherwise not inconsistent with, an impairment of or in derogation of the rights and interests of the Holder or any Inspector.

(o) Provide a Trustee for the Registrable Notes or the Exchange Notes, as the case may be, and cause the Indenture or the trust indenture provided for in Section 2(a) hereof, as the case may be, to be qualified under the TIA not later than the effective date of the first Registration Statement relating to the Registrable Notes; and in connection therewith, cooperate with the Trustee under any such indenture and the Holders of the Registrable Notes, to effect such changes (if any) to such indenture as may be required for such indenture to be so qualified in accordance with the terms of the TIA; and execute, and use its commercially reasonable efforts to cause such Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable such indenture to be so qualified in a timely manner.

(p) Comply in all material respects with all applicable rules and regulations of the SEC and make generally available to its security holders with regard to any applicable Registration Statement, a consolidated earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any fiscal quarter (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Notes are sold to underwriters in a firm commitment or best efforts Underwritten Offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company, after the effective date of a Registration Statement, which statements shall cover said 12-month periods; provided, that this requirement shall be deemed satisfied by complying with the applicable reporting covenant in the Indenture.

(q) If the Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Registrable Notes by Holders to the Company (or to such other Person as directed by the Company), in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be, the Company shall mark, or cause to be marked, on such Registrable Notes that such Registrable Notes are being cancelled in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be; in no event shall such Registrable Notes be marked as paid or otherwise satisfied.

(r) Use commercially reasonable efforts to cooperate with each seller of Registrable Notes covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Notes and their respective counsel in connection with any filings required to be made with FINRA.

(s) Use commercially reasonable efforts to take all other steps reasonably necessary to effect the registration of the Exchange Notes and/or Registrable Notes covered by a Registration Statement contemplated hereby.

The Company may require each seller of Registrable Notes as to which any registration is being effected to furnish in writing to the Company such information regarding such seller and the distribution of such Registrable Notes as the Company may, from time to time, reasonably request. The Company may exclude from such registration the Registrable Notes of any seller so long as such seller fails to furnish such information in writing within a reasonable time after receiving such request without the accrual of Additional Interest on such excluded Registrable Notes. Each seller as to which any Shelf Registration is being effected agrees to furnish promptly to the Company all information in writing required to be disclosed in order to make the information previously furnished to the Company by such seller not materially misleading.

If any such Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Company, then such Holder shall have the right to require (to the extent not objected to by the SEC) (i) the insertion therein of language, in form and substance reasonably satisfactory to such Holder, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such Holder in any amendment or supplement to the Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.

Each Holder of Registrable Notes and each Participating Broker-Dealer agrees by its acquisition of such Registrable Notes or Exchange Notes to be sold by such Participating Broker-Dealer, as the case may be, that, upon actual receipt of any notice from the Company of the happening of any event of the kind described in Section 5(c)(ii), (iv), (v) or (vi) hereof, such Holder will forthwith discontinue disposition of such Registrable Notes covered by such Registration Statement or Prospectus or Exchange Notes to be sold by such Holder or Participating Broker-Dealer, as the case may be, until such Holder’s or Participating Broker-Dealer’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(k) hereof, or until the Company advises it (such written advice from the Company, the “Advice”) that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto. In the event that the Company shall give any such notice, each of the Applicable Period and the Effectiveness Period shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each seller of Registrable Notes covered by such Registration Statement or Exchange Notes to be sold by such Participating Broker-Dealer, as the case may be, shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 5(k) hereof or (y) the Advice.

6. Registration Expenses

All fees and expenses incident to the performance of or compliance with this Agreement by the Company of its obligations under Sections 2, 3, 4, 5 and 8 hereof shall be borne by the Company and the Guarantors, whether or not the Exchange Offer Registration Statement or any Shelf Registration Statement is filed or becomes effective or the Exchange Offer is consummated, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with FINRA in connection with an Underwritten Offering and (B) fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Notes or Exchange Notes and determination of the eligibility of the Registrable Notes or Exchange Notes for investment under the laws of such jurisdictions in the United States (x) where the Holders of Registrable Notes are located, in the case of the Exchange Notes, or (y) as provided in Section 5(h) hereof, in the case of Registrable Notes or Exchange Notes to be sold by a Participating Broker-Dealer during the Applicable Period)), (ii) printing expenses, including, without limitation, printing of prospectuses if requested by the managing underwriter or underwriters, if any, by the Holders of a majority in aggregate principal amount of the Registrable Notes included in any Registration Statement or in respect of Registrable Notes or Exchange Notes to be sold by any Participating Broker-Dealer during the Applicable Period, as the case may be, (iii) fees and expenses of the Trustee, any exchange agent retained by the Company and their respective counsel, (iv) fees and disbursements of counsel for the Company and, in the case of a Shelf Registration, reasonable fees and disbursements of one special counsel for all of the sellers of Registrable Notes selected by the Holder of a majority in aggregate principal amount of Registrable Notes covered by such Shelf Registration (which counsel shall be reasonably satisfactory to the Company) exclusive of any counsel retained pursuant to Section 7 hereof), (v) fees and disbursements of all independent certified public accountants referred to in Section 5(m) hereof (including, without limitation, the expenses of any “cold comfort” letters required by or incident to such performance), (vi) rating agency fees, if any, and any fees associated with making the Registrable Notes or Exchange Notes eligible for trading through The Depository Trust Company, (vii) Securities Act liability insurance, if the Company desires such insurance, (viii) fees and expenses of all other Persons retained by the Company, (ix) internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees of the Company performing legal or accounting duties), (x) the expense of any annual audit, (xi) any fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange if the Registrable Notes are then listed on such exchange, and the obtaining of a rating of the securities, in each case, if applicable, (xii) the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, indentures and any other documents necessary in order to comply with this Agreement and (xiii) messenger, telephone and delivery expenses relating to the offering in incurred in connection with the performance of the Company’s obligations hereunder (collectively, the “Registration Expenses”). The Company shall, promptly after receipt of a request therefor, reimburse the Holders in full for the full amount of the Registration Expenses incurred, assumed or paid by the Holders (to extent any Holders incur, assume or pay any Registration Expenses). Notwithstanding the foregoing, (i) the Company shall not pay underwriting or brokerage discounts or commissions, and (ii) except as specifically provided above in this Section 6, the Holders shall pay their own expenses in connection with the Company’s performance of its obligations under Sections 2, 3, 4, 5 and 8 hereof, including the fees and disbursements of counsel (except as provided above) and any expenses incurred by the Holders in connection with any “road show” and any other meetings with prospective investors in Notes.

7. Indemnification and Contribution.

(a) The Company and the Guarantors jointly and severally agrees, to indemnify and hold harmless each Holder of Registrable Notes, each Participating Broker-Dealer selling Exchange Notes during the Applicable Period, the directors, officers, employees, Affiliates and agents of each such Holder or Participating Broker-Dealer and each Person, if any, who controls any such Holder or Participating Broker-Dealer or its affiliates within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a “Participant”) against any losses, claims, damages or liabilities, joint or several, to which any Participant may become subject under the Securities Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

(i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement (or any amendment thereto), or Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus; or

(ii) the omission or alleged omission to state, in any Registration Statement (or any amendment thereto), or Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus or any other document or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading;

and agree (subject to the limitations set forth in the proviso to this sentence) to reimburse, as incurred, the Participant for any reasonable legal or other expenses incurred by the Participant in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, neither the Company nor any Guarantor will be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Statement (or any amendment thereto), or Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information relating to any Participant furnished to the Company by such Participant. The indemnity provided for in this Section 7 shall be in addition to any liability that the Company may otherwise have to the indemnified parties.

(b) Each Participant, severally and not jointly, agrees to indemnify and hold harmless the Company, the Guarantors, their respective directors (or equivalent), their respective officers who sign any Registration Statement and each person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company, the Guarantors or any such director, officer or controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, Prospectus, any amendment or supplement thereto, or any preliminary prospectus, or (ii) the omission or the alleged omission to state therein a material fact necessary to make the statements therein not misleading (in the case of any such Prospectus, in light of the circumstances under which such statement was made), in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Participant, furnished to the Company by or on behalf of such Participant, specifically for use therein; and subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any reasonable legal or other expenses incurred by the Company, the Guarantors or any such director, officer or controlling person in connection with investigating or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action in respect thereof. The indemnity provided for in this Section 7 will be in addition to any liability that the Participants may otherwise have to the indemnified parties.

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve it from any liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if: (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest (based on the advice of counsel to the indemnified party); (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable period of time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood and agreed that the indemnifying person shall not, in connection with any proceeding or separate but related or substantially similar proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm (in addition to one local counsel in each applicable jurisdiction) representing the indemnified parties under paragraph (a) or paragraph (b) of this Section 7, as the case may be, who are parties to such action or actions. Any such separate firm for any Participants shall be designated in writing by Participants who sold a majority in interest of the Registrable Notes and Exchange Notes sold by all such Participants in the case of paragraph (a) of this Section 7 or the Company in the case of paragraph (b) of this Section 7. In the event that any Participants are indemnified persons collectively entitled, in connection with a proceeding or separate but related or substantially similar proceedings in a single jurisdiction, to the payment of fees and expenses of a single separate firm under this Section 7(c), and any such Participants cannot agree to a mutually acceptable separate firm to act as counsel thereto, then such separate firm for all such Indemnified Persons shall be designated in writing by Participants who sold a majority in interest of the Registrable Notes and Exchange Notes sold by all such Participants. An indemnifying party shall not be liable under this Section 7 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by the indemnifying party, which consent shall not be unreasonably withheld, conditioned or delayed. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of any pending or threatened proceeding subject to the terms of this Section 7 in respect of which any indemnified party is or could have been a party, or indemnity could have been sought hereunder by any indemnified party, unless such settlement (A) includes an unconditional written release of the indemnified party, in form and substance reasonably satisfactory to the indemnified party, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any indemnified party. All fees and expenses reimbursed pursuant to this paragraph (c) shall be reimbursed as they are incurred and following a written request therefor.

(d) After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless the indemnified party shall have employed separate counsel in accordance with the third sentence of paragraph (c) of this Section 7. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section 7, in which case the indemnified party may effect such a settlement without such consent.

(e) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 7 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) (other than by virtue of the failure of an indemnified party to notify the indemnifying party of its right to indemnification pursuant to paragraph (a) or (b) of this Section 7, where such failure materially prejudices the indemnifying party (through the forfeiture of substantial rights or defenses)), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Notes or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Company and the Guarantors on the one hand and such Participant on the other shall be deemed to be in the same proportion that the total net proceeds from the offering (before deducting expenses) of the Notes received by the Company bears to the total discounts and commissions received by such Participant in connection with the sale of the Notes (or if such Participant did not receive discounts or commissions, the value of receiving the “freely tradable” Notes). The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand, or the Participants on the other, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances. The parties agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (e). Notwithstanding any other provision of this paragraph (e), no Participant shall be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation or net proceeds, as applicable, on the sale of Notes received by such Participant in connection with the sale of the Notes, less the aggregate amount of any damages that such Participant has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (e), each person, if any, who controls a Participant or the directors, officers, employees, Affiliates and agents of each such Participant within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Participants, and each director of the Company and the Guarantors, each officer of the Company and the Guarantors and each person, if any, who controls the Company and the Guarantors within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company and the Guarantors, except that the obligations of the Participant with respect to any such rights to contribution shall be several and not joint.

8. Rule 144A

(a) Facilitation of Sales Pursuant to Rule 144A. The Company covenants and agrees that it will use reasonable best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder in a timely manner in accordance with the requirements of the Securities Act and the Exchange Act and, if at any time the Company is not required to file such reports and does not otherwise file such reports pursuant to the terms of the Indenture, the Company will, upon the request of any Holder or beneficial owner of Registrable Notes, make available such information necessary to permit sales pursuant to Rule 144A. The Company further covenants and agrees, for so long as any Registrable Notes remain outstanding, that it will take such further action as any Holder of Registrable Notes may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Notes without registration under the Securities Act within the limitation of the exemptions provided by Rule 144A unless the Company is then subject to Section 13 or 15(d) of the Exchange Act, or is otherwise required to file such reports pursuant to the terms of the Indenture and reports filed thereunder satisfy the information requirements of Rule 144A then in effect. Upon the request of any Holder, the Company shall deliver to such Holder a written statement as to whether it has complied with such information and requirements.

(b) Availability of Rule 144 Not Excuse of Obligations under Section 2 of this Agreement. The fact that Holders of Registrable Notes may become eligible to sell such Registrable Notes pursuant to Rule 144 shall not (1) cause such Notes to cease to be Registrable Notes or (2) excuse the Company’s and the Guarantors’ obligations set forth in Section 2 of this Agreement, including without limitation the obligations in respect of an Exchange Offer, Shelf Registration and Additional Interest.

9. Underwritten Registrations

The Company shall not be required to assist in an Underwritten Offering unless requested by the Holders of a majority in aggregate principal amount of the Registrable Notes. If any of the Registrable Notes covered by any Shelf Registration are to be sold in an Underwritten Offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Holders of a majority in aggregate principal amount of such Registrable Notes included in such offering and shall be reasonably acceptable to the Company.

No Holder of Registrable Notes may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder’s Registrable Notes on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

10. Miscellaneous

(a) Remedies. Except as otherwise provided in Section 4(a), each of the Company and the Guarantors hereby agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

(b) No Inconsistent Agreements. Neither the Company nor any of the Guarantors has as of the date hereof, and the Company and the Guarantors shall not, after the date of this Agreement, enter into any agreement with respect to any of the securities that is inconsistent with the rights granted to the Holders of Registrable Notes in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company’s other issued and outstanding securities under any such agreements. The Company will not enter into any agreement (other than this Agreement in respect of the Notes) with respect to any of its securities which will grant to any Person piggy-back registration rights with respect to any Registration Statement.

(c) Adjustments Affecting Registrable Notes. The Company shall not, directly or indirectly, take any action with respect to the Registrable Notes as a class that would adversely affect the ability of the Holders of Registrable Notes to include such Registrable Notes in a registration undertaken pursuant to this Agreement.

(d) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of (I) the Company, and (II) (A) the Holders of not less than a majority in aggregate principal amount of the then outstanding Registrable Notes and (B) in circumstances that would adversely affect the Participating Broker-Dealers, the Participating Broker-Dealers holding not less than a majority in aggregate principal amount of the Exchange Notes held by all Participating Broker-Dealers; provided, however, that Section 7 hereof and this Section 10(d) may not be amended, modified or supplemented without the prior written consent of each Holder and each Participating Broker-Dealer (including any person who was a Holder or Participating Broker-Dealer of Registrable Notes or Exchange Notes, as the case may be, disposed of pursuant to any Registration Statement) affected by any such amendment, modification or supplement. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Notes whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Registrable Notes may be given by Holders of at least a majority in aggregate principal amount of the Registrable Notes being sold pursuant to such Registration Statement.

(e) Notices. All notices and other communications (including, without limitation, any notices or other communications to the Trustee) provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next-day air courier or facsimile:

(i) if to a Holder of the Registrable Notes, or any Participating Broker-Dealer, at the most current address of such Holder, or Participating Broker-Dealer, as the case may be, set forth on the records of the registrar under the Indenture, with a copy in like manner to the Initial Purchasers as follows:

Deutsche Bank Securities Inc.

60 Wall Street

New York, NY 10005

Facsimile No.: (212) 797-4877

Attention: Leveraged Debt Capital Markets

with a copy to:

Deutsche Bank Securities Inc.

60 Wall Street, 36th Floor

New York, NY 10005

Facsimile No.: (212) 797-4561

Attention: General Counsel

Merrill Lynch, Pierce, Fenner & Smith

                      Incorporated

Bank of America Tower

One Bryant Park

New York, NY 10036

Facsimile No.: (212) 901-7897

Attention: Legal Department

J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

Facsimile No.: (212) 270-0149

Attention: Leveraged Finance

Wells Fargo Securities, LLC

301 S. College Street, 6th Floor

Charlotte, NC 28202

Facsimile No.: (704) 410-0318

Attention: Leveraged Finance

U.S. Bancorp Investments, Inc.

MK-IL-RY4Q

209 S. LaSalle St.

Chicago, IL 60604

Facsimile No.: (312) 325-2008

Attention: Debt Capital Markets

with a copy to:

U.S. Bancorp Investments, Inc.

EX-NC-WSTC

214 N. Tryon St.

Charlotte, NC 28202

Facsimile No.: (877) 774-3462

Attention: Debt Capital Markets

Credit Agricole Securities (USA) Inc.

1301 Ave of Americas

New York, NY 10019

Facsimile No.: (917) 849-5489

Attention: Debt Capital Markets

and:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, NY 10036

Facsimile No.: 212-735-2000

Attention: David J. Goldschmidt and

                 Laura A. Kaufmann Belkhayat

(ii) if to the Initial Purchasers, at the address specified in Section 10(e)(i) hereof;

(iii) if to the Company and the Guarantors, at the address as follows:

Ryman Hospitality Properties, Inc.

One Gaylord Drive

Nashville, Tennessee 37214

Facsimile No.: (615) 316-6544

Attention: Scott Lynn, General Counsel

with a copy to:

Bass, Berry & Sims PLC

150 Third Avenue South, Suite 2800

Nashville, Tennessee 37201

Facsimile No.: (615) 742-2775

Attention: F. Mitchell Walker, Jr.

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; one Business Day after being timely delivered to a next-day air courier; and upon receipt of confirmation, if sent by facsimile.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address and in the manner specified in such Indenture.

(f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, the Holders and the Participating Broker-Dealers; provided, however, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Notes in violation of the terms of the Purchase Agreement or the Indenture.

(g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic transmission (e.g., a “.pdf” or “.tif” file) shall be effective as delivery of a manually executed counterpart thereof.

(h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i) Governing Law; Waiver of Jury Trial. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW. EACH OF THE PARTIES HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(j) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their respective commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(k) Notes Held by the Company or its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Notes is required hereunder, Registrable Notes held by the Company or its affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(l) Third-Party Beneficiaries. Holders of Registrable Notes and Participating Broker-Dealers are intended third-party beneficiaries of this Agreement, and this Agreement may be enforced by such Persons.

(m) Entire Agreement. This Agreement, together with the Purchase Agreement and the Indenture, is intended by the parties as a final and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and any and all prior oral or written agreements, representations, or warranties, contracts, understandings, correspondence, conversations and memoranda between the Holders on the one hand and the Company on the other, or between or among any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest with respect to the subject matter hereof and thereof are merged herein and replaced hereby.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

The Company:

RHP HOTEL PROPERTIES, LP
By:	RHP Partner, LLC, as sole general partner of RHP Hotel Properties, LP

By:	/s/ Mark Fioravanti
Name:	Mark Fioravanti
Title:	Vice-President

RHP FINANCE CORPORATION

By:	/s/ Mark Fioravanti
Name:	Mark Fioravanti
Title:	Vice-President

Signature Page to Registration Rights Agreement

The Guarantors:

RYMAN HOSPITALITY PROPERTIES, INC.

By:	/s/ Mark Fioravanti
Name:	Mark Fioravanti
Title:	President and Chief Financial Officer

RHP PROPERTY GP, LP

By:	Opryland Hospitality, LLC, as sole
general partner of RHP Property GP, LP

By:	/s/ Mark Fioravanti
Name:	Mark Fioravanti
Title:	Vice-President

RHP PROPERTY GT, LP

By:	Opryland Hospitality, LLC, as sole
general partner of RHP Property GT, LP

By:	/s/ Mark Fioravanti
Name:	Mark Fioravanti
Title:	Vice-President

RHP PROPERTY NH, LLC

By:	/s/ Mark Fioravanti
Name:	Mark Fioravanti
Title:	Vice-President

OPRYLAND HOSPITALITY, LLC

By:	/s/ Mark Fioravanti
Name:	Mark Fioravanti
Title:	Vice-President

Signature Page to Registration Rights Agreement

RHP HOTELS, LLC
By:	/s/ Mark Fioravanti
Name:	Mark Fioravanti
Title:	Vice-President

RHP PARTNER, LLC

By:	/s/ Mark Fioravanti
Name:	Mark Fioravanti
Title:	Vice-President

RHP PROPERTY GT, LLC

By:	/s/ Mark Fioravanti
Name:	Mark Fioravanti
Title:	Vice-President

Signature Page to Registration Rights Agreement

The foregoing Agreement is hereby confirmed
and accepted as of the date first above written.

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Nicholas Hayes
Name:	Nicholas Hayes
Title:	Managing Director

By:	/s/ Stephen Cunningham
Name:	Stephen Cunningham
Title:	Managing Director

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Bernard J. Tsang
Name:	Bernard J. Tsang
Title:	Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Ken Lang
Name:	Ken Lang
Title:	Managing Director

WELLS FARGO SECURITIES, LLC

By:	/s/ Stephen M. Neill
Name:	Stephen M. Neill
Title:	Managing Director

Signature Page to Registration Rights Agreement

U.S. BANCORP INVESTMENTS, INC.

By:	/s/ David Wood
Name:	David Wood
Title:	Managing Director

CREDIT AGRICOLE SECURITIES (USA) INC.

By:	/s/ Mike Kendrot
Name:	Mike Kendrot
Title:	Managing Director

Signature Page to Registration Rights Agreement